Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Increases Guidance for the September Quarter

Revenue and earnings per share expected to exceed previous guidance

AUSTIN, TEXAS – October 1, 2008 – Pervasive Software® Inc. (NASDAQ:PVSW), a global value leader in embeddable data management and data integration software, today announced that financial results for the first quarter ending September 30, 2008 are expected to exceed the company’s financial guidance previously provided on July 22, 2008.

Based on preliminary unaudited financial results, the company now expects total revenue for the first quarter to be in the range of $11.6 million to $11.9 million and GAAP-basis diluted earnings per share of $0.05 to $0.06, representing Pervasive’s thirty-first consecutive quarter of profitability. Guidance for the first quarter given in the company’s July 22, 2008 press release was for revenue in the range of $10.5 million to $11.5 million and GAAP-basis diluted earnings per share of $0.02 to $0.05. Revenue and GAAP-basis diluted earnings per share for the September quarter of last fiscal year were $10.2 million and $0.03, respectively.

On a non-GAAP basis, Pervasive expects to realize diluted earnings per share of $0.08 to $0.09. Guidance for the first quarter given in the company’s July 22, 2008 press release was for non-GAAP diluted earnings per share of approximately $0.04 to $0.07. Non-GAAP diluted earnings per share for the September quarter of last fiscal year was $0.05. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

Pervasive expects to report positive cash flow from operations with approximately $2.6 million in the first quarter of fiscal 2008, ending the quarter with approximately $46.8 million in cash and marketable securities representing approximately $2.47 per issued and outstanding share. Issued and outstanding shares of common stock as of September 30, 2008 totaled approximately 19.0 million.

Pervasive acquired approximately 146,000 shares of Pervasive common stock on the open market at a total cost of approximately $605,000, or approximately $4.13 weighted average price per share, during the quarter ended September 30, 2008. The Company has approximately $8.6 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in March 2008. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

“We executed well during the quarter in both of our core product lines, database and integration, and we continue to enjoy profitable operations, positive cash flow and a strong balance sheet,” said John Farr, president and CEO, Pervasive Software. “Our database revenues increased in the September quarter from the June quarter and from the September quarter of last year, aided in part by one relatively large transaction with a customer representing approximately $0.7 million in revenue during the September quarter. Our integration revenues also increased in the September quarter from the June quarter and from the September quarter of last year, in part due to strong performance in our professional services group. While our products do not require professional services in order to be implemented, many customers and partners turn to our professional services team for engagements to help speed their time to market and to maximize performance from the use of our tools in their particular environment and use case.

“Our decision to update guidance today is in part motivated by the positive results expected for the September quarter, and also by our desire to put our strong balance sheet to work,” continued Farr. “Our stock repurchase program will now be available to resume on Monday, October 6, 2008.”

Business Outlook

Pervasive’s financial outlook for revenue and earnings for the December quarter is the same as the company’s initial outlook coming into the September quarter just completed. For the second fiscal quarter ending December 31, 2008, Pervasive expects revenue to be in the range of $10.5 million to $11.5 million and GAAP-basis diluted earnings per share of $0.02 to $0.05, compared to $10.3 million revenue and $0.03 diluted earnings per share for the December quarter of the previous fiscal year.

GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense, together representing approximately $0.7 million, pre-tax, in the second quarter of fiscal year 2009. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.04 to $0.07 in the December quarter, compared to $0.05 non-GAAP diluted and fully taxed earnings per share for the December quarter of the previous fiscal year.

Regularly Scheduled Earnings Release Conference Call – October 21, 2008

Pervasive will provide the full financial results for its first quarter ending September 30, 2008 in its regularly scheduled earnings release conference call on October 21, 2008 at 5:00 P.M. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 706-634-9536 (international). The conference name is “Pervasive Software Inc”. The conference call may also be accessed live over the Web at www.pervasive.com/ircalendar. Check the Web site before the call for login information. Replay will be available 8:00 P.M. Eastern Tuesday, October 21, to midnight, Tuesday, October 28, by dialing 800-642-1687 (toll-free) or 706-645-9291 (international), and selecting Conference ID 65518391. Additionally, the Webcast will be archived on Pervasive’s website at www.pervasive.com/ircalendar.

About Pervasive Software

Pervasive Software (NASDAQ: PVSW) helps companies get the most out of their data investments through embeddable data management and agile data integration software.

Pervasive’s multi-purpose data integration platform accelerates the sharing of information between multiple data stores, applications, and hosted business systems and allows customers to re-use the same software for diverse integration scenarios. The embeddable PSQL database engine allows organizations to successfully embrace new technologies while maintaining application compatibility and robust database reliability in a near-zero database administration environment. For more than two decades, Pervasive products have delivered value to tens of thousands of customers in more than 150 countries with a compelling combination of performance, flexibility, reliability and low total cost of ownership. Through Pervasive Innovation Labs, the company also invests in exploring and creating cutting edge solutions for the toughest data analysis and data delivery challenges. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. Please see the section entitled “About Non-GAAP Financial Measures” in our earnings release dated July 22, 2008 (which is available in the Investors Relations section of the Pervasive website) for a description of these non-GAAP financial measures, including the reasons management uses each measure.

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the first quarter ending September 30, 2008, and the second quarter ending December 31, 2008. Pervasive emphasizes that the expected results for the quarter ending September 30, 2008 are preliminary and that actual results could vary when the company reports final revenue and earnings for the first quarter on October 21, 2008 at 5 P.M. Eastern time. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the US and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended June 30, 2008. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

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All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.